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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated August 21, 1997 with respect to the financial statements of Charter Supply Company, Inc. included in this Current Report on Form 8-K of PVC Container Corporation.


                                                    By:  /s/ Ernst & Young, LLP

                                                         Ernst & Young, LLP

Louisville, Kentucky
June 24, 1998